Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82563) of Sirius International Holding Company, Inc. (formerly known as White Mountains Holding Company, Inc.) of our report dated June 17, 2011 relating to the financial statements of Sirius International Holding Company, Inc. 401(k) Savings and Investment Plan for the year ended December 31, 2010 which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, NY

June 20, 2012